L.L. Bradford & Company
Certified Public Accountants
2901 El Camino Avenue, Suite 105
Las Vegas, Nevada 89102
(702) 735-5030


December 27, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect - Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 24, 2000 (except for Note 12, as to which the date is April 17, 2000) in eConnect's Form 10-KSB, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  L.L. Bradford & Company
L.L. Bradford & Company